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                                                                 EXHIBIT 10.29


                            VENTURE INDUSTRIES GROUP

                            PARTICIPATION AGREEMENT

BETWEEN:

      Venture Industries Corp, a US company having its principal office at 33662 James J Pompo Drive, Fraser, Michigan.
      ("Venture US")

      AND

      Venture Asia Pacific Pty Ltd, an Australian company having its principal office at Level 19, 90 St Kilda Road, Melbourne Victoria.
      ("Venture Australia")


WHEREAS


A Venture US possesses the managerial staff and employees who by training, education and experience are capable of providing management, co-ordination, commercial, marketing and procurement services.

B Venture US possesses sales and marketing staff who by training, education, experience and location are capable of providing sales support to customers of Venture Australia.

C Venture Australia wishes to benefit from the above expertise through the provision of services upon the terms and conditions hereinafter set forth.

IT IS AGREED AS FOLLOWS:

I                   DEFINITIONS

1.1   Definitions

      The following definitions apply unless the context requires otherwise.

      "Know-How" means

(a)   trade secrets and other like property of Venture.

(b)   technical, industrial, commercial knowledge or information of Venture US.

(c) information of Venture US in respect of improvement to manufacturing processes.

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"Net Selling Price" means the value, expressed in dollars, [of the gross receipts received by or on behalf of Venture Australia for the sale, lease or other disposal of or dealing with the Products, less:

(a)   the cost of transport and freight;

(b)   insurance charges;

(c)   purchase or sales tax or any government charges;

(d)   genuine trade and other discounts; and

(e)   credits allowed in respect of defective Products.]

"Products" means [the stock-in-trade of Venture Australia].

"Services" means the supply of assistance including but not limited to:

(a) visits by experts of Venture US to advise and train employees of Venture Australia in relation to the Know-How;

(b)   commercial services (sales and marketing);

(c)   product design services;

(d)   tool design services;

(e)   administrative services;

(f)   financial services;

(g)   procurement services;

(h)   provision of senior management; and

in particular includes the services in Schedule A.

"Term" means the term of this Agreement, commencing on 1 July 1995 and expiring on 31 December 2004 or an extended date agreed by the parties.

2     GRANT

2.1 Subject to the Agreement Venture US shall provide services to Venture Australia.

2.2   The services shall be provided exclusively to Venture Australia.

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3     TERM

      This agreement continues in full force and effect for the Term, unless terminated earlier by the agreement of the parties or in accordance with this Agreement.

4     CONSIDERATION

4.1   In respect of the Services provided, Venture Australia shall pay:

(a) commissions in respect of each year at a rate of 3% of the Net Selling Price of the Products and expenses (direct out of pocket);

(b)   a service fee at the rate of $100,000 per month.


4.2 Should either party consider that a payment due under this Agreement does not constitute a fair and reasonable market value it may, by notice, call on the other party to renegotiate the consideration payable in clause 4.1 and the parties shall then, in good faith, renegotiate the consideration.

4.3 Consideration under clause 4.1 shall become due and payable as and when agreed by the parties.

4.4 Payment of the consideration shall be made in [US] dollars and shall be deposited by electronic funds transfer to a bank account in the United States nominated by Venture US.

5     ANNUAL REPORT

      Venture Australia shall deliver to Venture US on an annual basis a statement setting out the nature, amount and Net Selling Price of Products sold during the year by Venture Australia.

6     INTEREST ON ARREARS

      Venture Australia shall pay to Venture US interest on any consideration due and payable by Venture Australia to Venture US under this agreement and unpaid. Such interest shall be payable at the rate of 10% per annum and shall accrue daily.

7     TERMINATION BY VENTURE US

      Venture US, in addition to any other right of Venture US in this Agreement, may terminate the Agreement by notice to the Venture Australia in any of the following circumstances:
      (a) (UNPAID CONSIDERATION) Any consideration in excess of $100,000 due to Venture US by Venture Australia is unpaid within 60 days from the agreed date upon which consideration becomes due and payable.


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     (b)  (MATERIAL BREACH)  Venture Australia commits a material breach of this
          Agreement and if the breach is capable of being remedied, Venture Australia fails to remedy the breach within [30] days after being required to do so.

     (c) (CHANGE OF CONTROL) The power, whether held directly or indirectly and by whatever means (and whether or not enforceable at law or in equity):

          (i) to exercise or control the right to vote attached to [50%] or more of the issued shares in Venture Australia; or

          (ii) to dispose of or exercise a right of disposal in respect of [50%] or more of the issued voting shares in Venture Australia; or

          (iii) to appoint one half or more of the number of directors to the board of Venture Australia; or

          (iv) to determine substantially the conduct of Venture Australia's business activities,

          resides with any persons other than those holding that power on the date on which this Agreement is executed.

     (d)  (SUSPENSION OF PAYMENTS OR INSOLVENCY) Venture Australia:

          (i) stops or suspends or threatens to stop or suspend payment of all or a class of its debts;

          (ii) is insolvent within the meaning of section 95A of the Corporations Law;

          (iii) a court is required by reason of section 459(2) to presume that the party is insolvent;

          (iv) fails to comply with a statutory demand (within the meaning of section 459F(1) of the Corporations Law);

          (v) an administrator is appointed over all or any of its assets or undertaking any step preliminary to the appointment of an administrator or undertaking; or

          (vi) a controller within the meaning of section 9 of the Corporations Law or similar officer is appointed to all or any of its assets or undertaking; or

          (vii) an application or order is made, proceedings are commenced, a resolution is passed or proposed in a notice of meeting or an application to a court or other steps taken [(other than frivolous or vexatious applications, proceedings, notices or steps)] for its winding up or dissolution or for it to enter an
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                  arrangement, compromise or composition with or assignment
                  for the benefit of its creditors, a class of them or any of them.

8     RIGHTS ON TERMINATION

      RIGHTS TO CEASE ON TERMINATION OF THE AGREEMENT

      Upon the termination of the Agreement under clause 7, all rights held by Venture Australia under the Agreement will cease immediately.

9     ENTIRE AGREEMENT

      This Agreement contains the entire agreement between the parties with respect to its subject matter.

10    AMENDMENT

      No amendment or variation of this Agreement is valid or binding on a party unless made in writing executed by all parties.

11    SEVERANCE

      Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction is ineffective as to that jurisdiction to the extent of the prohibition or unenforceability. That does not invalidate the remaining provisions of this Agreement nor affect the validity or enforceability of that provision in any other jurisdiction.

12    NO WAIVER

      No failure to exercise nor any delay in exercising any right, power or remedy by a party operates as a waiver. A single or partial exercise of any right, power or remedy does not preclude any other or further exercise of that or any other right, power or remedy. A waiver is not valid or binding on the party granting that waiver unless made in writing.

13    COSTS AND STAMP DUTY

      Each party shall bear its own costs arising out of the negotiation, preparation and execution of this Agreement. All stamp duty (including fines, penalties and interest) which may be payable on or in connection with this Agreement and any instrument executed under this Agreement shall be borne by the Licensee.

14    NO PARTNERSHIP

      This Agreement does not constitute either party a partner, agent or employee of the other and no party has the authority or power to bind, contract in the name of or create a liability
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      against the other party.

15    GOVERNING LAW AND JURISDICTION

      This Agreement is governed by the laws of Victoria and the Commonwealth of Australia. Each party submits to the non-exclusive jurisdiction of courts exercising jurisdiction in Victoria and the Commonwealth of Australia in connection with matters concerning this Agreement.

16    COUNTERPARTS

      This Agreement may be executed in any number of counterparts. All counterparts will constitute one instrument.

EXECUTED as an Agreement

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                                    ANNEXURE


1     PROCESSES

      Manufacturing processes for use by Venture Australia including:

      (a) injection molding processes; and

      (b) plastic molding processes.

2     IMPROVEMENT OF PROCESSES

      Information in relation to:

      (a) raw materials;

      (b) manufacturing improvements;

      (c) process improvements;

      (d) synchronous (In Kaisan) manufacturing.

3     TECHNICAL INFORMATION

3.1   Provision of technical information including:

      (e) access to training personnel and facilities;

      (f) library services, technical library searches; and

      (g) relevant magazine reports.

3.2   Provision of expert advice by means of:

      (a) visits by employees of Venture US to Venture Australia's premises;

      (b) facilitation of attendance at global conferences to be organized by Venture US;

3.3 Provision of technical advice in respect of commissioning equipment and plant.

4     PROCUREMENT SERVICES

4.1   Venture US shall:

      (a) assist in the procurement of equipment;

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      (b) obtain and pass on to Venture Australia discounts obtained on the purchase of equipment;

      (c) procure specific raw materials as instructed from time to time by Venture;

      (d) provide information as to the range and availability of machinery worldwide; and

      (e) assist with the commissioning of equipment.

5     MARKETING

5.1   Provision of assistance in respect to:

      (a) international market condition;

      (b) marketing strategies developed for specific purposes as requested by Venture.

6     SALES SUPPORT

      Provision of sales support to Ford ensuring that Products meet design, delivery and pricing requirements.

7     EXECUTIVE MANAGEMENT

      Includes the costs associated with the provision of the following services and functions:

      -    planning
      -    budgeting
      -    coordination
      -    employee and compensation benefits
      -    employee relations
      -    policy setting

7     ADMINISTRATION

8     FINANCE/TREASURY

9     LEGAL SUPPORT

10    SYSTEMS OPERATION AND MAINTENANCE